Exhibit 10.27

JANUS CAPITAL GROUP INC.

OUTSIDE DIRECTOR COMPENSATION PROGRAM (1)

Annual Board cash retainer	$80,000

Annual Board stock retainer grant	$80,000
	3-year vesting

Annual Committee cash retainer (per Committee)	$8,000

Additional annual cash retainer for Audit Committee Chair	$20,000

Additional annual cash retainer for Compensation Committee Chair, Nominating and Corporate Governance Committee Chair and Planning and Strategy Committee Chair	$12,000

Non-Executive Chairman: additional annual cash retainer (payable in equal quarterly installments)	$125,000	(2)

One-time restricted stock grant upon joining Board	$80,000
	3-year vesting

Notes:

(1)         All amounts are subject to proration if director joins after commencement of fiscal year (fiscal year begins on date of Annual Shareholders’ Meeting).  All compensation may be deferred at the election of a director under the Company’s Directors Deferred Fee Plan.  Equity awards are deferred in the form of restricted stock units.

(2)         The Non-Executive Chairman additional cash retainer was reduced by 50% in the October 2012 Compensation Committee.